SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVA MEASURING INSTRUMENTS LTD.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Weizmann Scientific Park
P.O. Box 266
Rehovot 76100 Israel
(Address of principal executive offices) (Zip code)

Nova Measuring Instruments Ltd. Employee Stock Purchase Plan 1
(Full title of the plan)

Giora Dishon
President and Chief Executive Officer
Nova Measuring Instruments Ltd.
Weizmann Scientific Park
P.O. Box 266
Rehovot 76100 Israel
011-972-8-938-7505

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David Gitlin, Esq.
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street, 22nd Floor
Philadelphia PA, 19103
Tel: 215-977-2000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, nominal value NIS 0.01 per share	150,000 (1)	$2.15 (2)	$322,500 (2)	$26.09

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Nova Measuring Instruments Ltd.‘s ordinary shares on the Nasdaq National Market on March 17, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Part I of Form S-8 shall be included in documents to be sent or given to participants in the Nova Measuring Instruments Ltd. Employee Stock Purchase Plan 1 pursuant to Rule 428(b)(1)(i) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the “Commission”) by Nova Measuring Instruments Ltd., a company organized under the laws of Israel (the “Company” or the “Registrant”), are incorporated herein by reference and made a part hereof:

(1)	the Company’s Annual Report on Form 20-F for the year ended December 31, 2001;

    (2)        the description of the Company’s Ordinary Shares, nominal value NIS 0.01 per share, contained in the Company’s Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934 on March 22, 2000;

    (3)        The Company’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on January 25, 2002, March 6, 2002, April 24, 2002, May 1, 9, 14, and 15, 2002, June 4 and 20, 2002, October 8 and 28, 2002, November 12 and 13, 2002, December 2, and 24, 2002, February 11 and 13, 2003 and March 4, 2003..

All documents and reports subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

        The Companies Law of Israel provides that an Israeli company cannot exempt an office holder from liability for a breach of the duty of loyalty. However, the Company’s Articles of Association provide that, subject to the provisions of any laws, it may:

    (1)               Enter into a contract for insuring the liability of an officer, in part or in whole, for an obligation imposed on him as a result of an act or omission performed in his capacity as an officer with respect to:

•	a breach of the duty of care with respect to the Company or another person;

•	a breach of the duty of loyalty to the Company, provided that the officer acted in good faith and had reasonable grounds to presume that the act would not impair the Company’s best interests; and

•	a monetary obligation imposed upon the officer for the benefit of another person.

(2) Indemnify an officer for the following debts or expenses imposed on him as a result of an act which he performed in his capacity as an officer:

•	A monetary debt imposed on him for the benefit of another person under a judgment, including a compromise settlement judgment or an arbitrator’s decision which was approved by a court; and

•	reasonable litigation expenses, including attorneys’ fees, which the officer incurred or for which he was obligated by a court, in a proceeding instituted against him by the Company or in its name by another person, or in a criminal indictment of which he is acquitted, or in a criminal charge of which he is convicted, provided that the offense or offenses of which he is convicted do not require proof of mens rea.

        The Company’s Articles of Association also provide that the Company may undertake in advance to indemnify an officer, provided that the undertaking is limited to the types of events which, in the view of the Company’s Board of Directors, may be foreseen at the time the obligation to indemnify is undertaken, and in an amount determined by the Board of Directors which shall be reasonable in the circumstances. The Company’s Articles of Association also provide that the Company may undertake to indemnify retroactively an officer.

        These provisions are specifically limited by the Companies Law of Israel. Under the Companies Law, a company may not indemnify an officer or director, or enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of:

•	a breach of the officer's duty of care, if such breach was done intentionally or in disregard of the circumstances of the breach or consequences;

•	a breach of the officer’s duty of loyalty, unless the officer acted in good faith and had reasonable cause to assume that the act would not prejudice the Company’s interests;

•	any act or omission done with the intent to derive an illegal personal benefit; or

•	any fine levied against the officer as a result of a criminal offense.

        The Companies Law also requires that indemnification of the Company’s officers and procurement of insurance coverage for the Company’s officers be approved by the Company’s Audit Committee and its Board of Directors and, if the officer is a director, by its shareholders. The Company’s Audit Committee and the Board of Directors resolved on August 14, and September 5, 2002 respectively, to undertake to indemnify the Company’s officers, including its directors, and Shareholders’ approval with respect to the undertaking to indemnify the members of the Company’s Board of Directors was granted on October 31, 2002. Pursuant to these approvals, the Company has obtained insurance for its officers and provided them with indemnification undertakings in accordance with its Articles of Association.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Nova Measuring Instruments Ltd. Employee Stock Purchase Plan 1.

4.2	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1 (Registration No. 333-11640).

4.3	Amendment to the Company's Articles of Association (incorporated by reference to Company's report on form 6-K report of June 4, 2002)

5.1	Opinion of Gilead Sher, Brenner & Kadari.

23.1	Consent of Brightman Almagor & Co.

23.2	Consent of Gilead Sher, Brenner & Kadari (included in Exhibit 5.1).

24.1	Power of Attorney (included on page 6).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume or price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

    (iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, State of Israel, on this 20 day of March , 2003.

NOVA MEASURING INSTRUMENTS LTD. By /s/Giora Dishon —————————————— President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each director or officer whose signature appears below hereby constitutes and appoints Giora Dishon and Chai Toren, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in any and all capacities, any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of Ordinary Shares of Nova Measuring Instruments Ltd. under the Nova Measuring Instruments Ltd. Employee Stock Purchase Plan 1, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and things requisite or necessary to be done, and to execute all such other acts and things requisite or necessary to be done, and to execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures

/s/ Giora Dishon
____________________
Giora Dishon

/s/ Chai Toren
____________________
Chai Toren

/s/ Alon Dumanis
____________________
Alon Dumanis

/s/ Meir Shannie
____________________
Meir Shannie

/s/ Joseph Ciechanover
____________________
Joseph Ciechanover

/s/ Moshe Finarov
____________________
Moshe Finarov

/s/ Avi Kerbs
____________________
Avi Kerbs

/s/ Lauri Hanover
____________________
Lauri Hanover

/s/ Karey Holland
____________________
Karey Holland	Title

President, Chief Executive
Officer and Director (Principal
Executive Officer)

Chief Financial Officer
(Principal Financial and Accounting
Officer)

Director

Director

Director

Director

Director

Director

Director
Date March 20 , 2003 March 20, 2003 March 20 , 2003 March 20 , 2003 March 20 , 2003 March 20 , 2003 March 20 , 2003 March 20 , 2003 March 20 , 2003

NOVA MEASURING INSTRUMENTS INC. Authorized U.S. Representative By: /s/ Gabi Seligson ______________________ Name: Gabi Seligson Title: President	March 20 , 2003

EXHIBIT INDEX

Exhibit Number	Description	Manner of Filing
4.1	Nova Measuring Instruments Employee Stock Purchase Plan Option Plan6.	Filed herewith electronically.
4.2	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form F-1(Registration No. 333-11640)).	Incorporated by reference.
4.3	Amendment to the Company's Articles of Association (incorporated byreference to Company's report on form 6-K report of June 4, 2002)	Incorporated by reference.
5.1	Opinion of Gilead Sher, Brenner & Kadari.	Filed herewith electronically.
23.1	Consent of Brightman Almagor & Co.	Filed herewith electronically.
23.2	Consent of Gilead Sher, Brenner & Kadari (included in Exhibit 5.1).	Filed herewith electronically.
24.1	Power of Attorney (included on page 6).	Filed herewith electronically.

EXHIBIT 4.1

NOVA Measuring Instruments Ltd.

EMPLOYEE STOCK PURCHASE PLAN 1 (ESPP1)

1.     PURPOSES.

        The Employee Stock Purchase Plan 1 of NOVA Measuring Instruments Ltd. (the “Plan”) is intended to provide a method whereby employees of NOVA Measuring Instruments Ltd. and its subsidiaries and predecessor corporations, if any (hereinafter collectively referred to, unless the context otherwise requires, as the “Company”), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423(b) of the Code.

2.     DEFINITIONS.

        (a)     “Annualized Base Pay” means: (i) for any Employee who was employed by the Company for an entire twelve-month period ending on the day prior to an Offering Commencement Date, the Employee’s total Base Pay for such twelve-month period; or (ii) for any Employee not employed for the entire twelve-month period ending on the day prior to an Offering Commencement Date, the sum of the Base Pay earned in each of the full calendar months prior to the Offering Commencement Date during which the Employee was employed by the Company, divided by the number of full calendar months for which the Employee was employed, multiplied by twelve.

        (b)     “Base Pay” means regular straight-time earnings (as the same may be adjusted from time to time), but excluding payments for overtime, shift differentials, incentive compensation, sales commissions, bonuses and other special payments.

        (c)     “Board” means the Board of Directors of NOVA Measuring Instruments Ltd.

        (d)     “Committee” means the committee of one or more members of the Board appointed by the Board in accordance with Section 13 of the Plan or, in the absence of such a committee, the entire Board.

        (e)     “Common Stock” means the ordinary shares of NOVA Measuring Instruments Ltd., par value 0.01NIS, or such other class or kind of shares or other securities converted or resulting from the application of Paragraph 17 or 20.

        (f)     “Employee” means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a Subsidiary Corporation who owns stock possessing less than 5% of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation.

        (g)     “Offering Commencement Date” means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4(a).

        (h)     “Offering Termination Date” means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4(a).

        (i)     “Subsidiary Corporation” means any present or future corporation which (i) is a “subsidiary corporation” as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Committee.

        (j)     “Treasurer” means any person or persons appointed by the Company to handle the issues of payroll deductions and maintenance of proceeds for the execution of the Plan.

3.     ELIGIBILITY.

        (a)     Any Employee employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in the Plan provided such Employee has executed an enrollment form (an “Enrollment Form”) in the form determined by the Committee and submitted such form to the Company in accordance with such procedures as may be established by the Committee on or prior to the relevant Offering Commencement Date.

        (b)        Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee).

        (c)        The Committee may also determine that a designated group of highly compensated Employees are ineligible to participate in the Plan so long as the excluded category fits within the definition of “highly compensated employee” in  Section 414(q) of the Code.

        (d)        All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences that may be mandated by local law and that are consistent with Code Section 423(b)(5) provided, however, that Employees participating in a sub-plan adopted pursuant to paragraph 26 which is not designed to qualify under Code Section 423 need not have the same rights and privileges as Employees participating in the Code Section 423 Plan. The Board may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with United States federal or state securities laws, laws of Israel, or foreign laws.

4.     OFFERING DATES.

        (a)     The Plan will be implemented by semiannual offerings (referred to herein collectively as “Offerings” and individually as an “Offering”) of a maximum aggregate of 150,000 shares (subject to adjustment as provided in Paragraphs 12(a) and 17) of Common Stock, subject to subsection (c) of this Paragraph 4 and Paragraphs 12, 17 and 20 below, as follows:

(i) Offering I shall commence on March 20, 2003 and terminate on September 19, 2003.

(ii) Offering II shall commence on September 20, 2003 and terminate on March 19 2004.

(iii) Offering III shall commence on March 20, 2004 and terminate on September 19, 2004.

(iv) Offering IV shall commence on September 20, 2004 and terminate on March 19, 2005.

Participation in any one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

        (b)     The first Offering shall commence on the Offering Commencement Date next following the effective date of a Registration Statement on Form S-8 filed under the Securities Act of 1933, as amended, registering for sale the Common Stock which may be offered under the Plan.

        (c)        The Company may, at its sole discretion determine no later than 15 days prior to the commencement of each Offering to retract from the offering with respect to said period for any reason whatsoever and cancel the offering of shares of Common Stock which were to be offered for purchase during the relevant Offering, without such retraction and cancellation giving rise to any claim by any Employee against the Company.

5.     PARTICIPATION.

All eligible Employees that have executed and filed with the Company an Enrollment Form in accordance with Paragraph 3(a) electing to participate in an Offering will become participants in such Offering on the applicable Offering Commencement Date. Payroll deductions, if any, for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 10.

6.     PAYROLL DEDUCTIONS AND ENROLLMENT CHANGES.

        (a)     At the time a participant files his or her Enrollment Form, the participant shall elect to have deductions made from his or her Base Pay on each payday during the time he or she is a participant in an Offering at the rate of any whole percentage not to exceed 10% ( i.e. 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% ) of his or her Annualized Base Pay. If a participant has not filed an Enrollment Form applicable to an Offering at least seven (7) days prior to the applicable Offering Commencement Date or such shorter period as determined by the Committee, he or she shall be deemed to have filed an Enrollment Form electing to withhold 0% of his or her Base Pay.

        (b)     All payroll deductions made for the participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

        (c)        Except as provided in Paragraph 8(b) or 10, a participant may make changes to the rate of deduction from his or her Base Pay only once during an Offering, by completing a new Enrollment Form and filing it with the Treasurer as provided herein or by complying with such other procedures as the Committee may determine. Such new rate of deduction shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her rate of deduction only once during any Offering.

        (d)        A Participant may increase or decrease his or her payroll deduction rate by completing and filing with the Treasurer a new Enrollment Form at any time during the month immediately preceding each new Offering, provided such new Enrollment Form is received no later than one week prior to the Offering Commencement Date of such Offering. Such new Enrollment Form shall become effective as of the first day of such Offering. If a participant does not file a new Enrollment Form, the terms of the Enrollment Form in effect with respect to the immediately preceding Offering shall remain in effect for the new Offering.

7.     GRANTING OF OPTION.

        (a)     For each of the Offerings, a participating Employee shall be deemed to have been granted an option (the “Option”), on the applicable Offering Commencement Date, to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: 85% of the market value of a share of the Company’s Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the amount to be deducted from the participating Employee’s Base Pay pursuant to such Employee’s Enrollment Form filed with the Company for the applicable Offering; provided, however, no Employee shall be granted an Option that results in the accrual by a participating Employee of the right to acquire Common Stock having a fair market value in excess of $25,000 (determined on the first day of the applicable Offering) during any calendar year. For all purposes of the Plan, the market value of the Company’s Common Stock shall be determined as provided in subparagraph (b) below.

        (b)     The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the “Option Exercise Price”) shall be the lower of:

(i) 85% of the last sale price of the Common Stock on the Nasdaq National Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal on the applicable Offering Commencement Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Commencement Date); or

(ii) 85% of the last sale price of Common Stock on the Nasdaq National Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal on the applicable Offering Termination Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Termination Date).

        (c)     Anything herein to the contrary notwithstanding, no participant may be granted a right to purchase Common Stock under the Plan to the extent that, taking into account such grant, such participant would have rights to purchase equity securities under the Plan and under all other plans, if any, of the Company and Subsidiary Corporations that are intended to meet the requirements of section 423 of the Code, that accrue at a rate which exceeds $25,000 of fair market value (determined at the time the rights are granted) for each calendar year in which such rights to purchase Common Stock are outstanding at any time. For purposes of this Paragraph 7, the right to purchase Common Stock accrues when the right (or any portion thereof) first becomes exercisable during the calendar year.

8.     EXERCISE OF OPTIONS.

With respect to each Offering during the term of the Plan:

        (a)     Unless a participant gives written notice of withdrawal to the Company as provided in Paragraphs 8(b) and 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions (without interest) in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which Options have been granted to the Participant pursuant to Paragraph 7), and any excess in his or her account at that time will be returned to him or her, with no interest, unless otherwise determined by the Committee prior to each Offering Commencement Date, in which case interest will be payable based on the assumption that such excess comprises funds most recently deducted from the participant’s pay; provided that any excess returned on account of fractional shares will not be credited with any interest.

        (b)     By written notice to the Treasurer at any time prior to the Offering Termination Date applicable to any Offering, but no later than 15 days prior to each relevant Offering Termination Date, a participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time, with no interest unless otherwise determined by the Committee prior to each Offering Commencement Date.

        (c)     Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be returned to the participant without interest promptly following the termination of an Offering.

9.     DELIVERY.

As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant’s Option.

10.     WITHDRAWAL.

        (a)     As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to 15 days before the applicable Offering Termination Date by giving written notice of withdrawal to the Treasurer. All of the participant’s payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by an Employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b), to withdraw such deductions.

        (b)     A participant’s withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

        (c)     Upon termination of the participant’s employment with the Company for any reason, including retirement, but excluding death or disability, the payroll deductions credited to his or her account will be returned to the participant, with no interest unless otherwise determined by the Committee prior to each Offering Commencement Date.

        (d)     Upon termination of the participant’s employment with the Company because of disability or death, the participant or his or her beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company’s Treasurer prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either:

(i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii) to exercise the participant’s Option on the Offering Termination Date next following the date of the participant’s disability or death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant’s account at the date of the participant’s disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

If no such written notice of election is received by the Treasurer, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s disability or death and the same will be paid promptly to the participant or said beneficiary with no interest unless otherwise determined by the Committee prior to each Offering Commencement Date.

11.     INTEREST.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except as otherwise determined by the Committee in connection with withdrawal of payroll deductions as provided under Paragraphs 8 and 10 or upon the return of payroll deductions as provided under Paragraphs 8, 10 or 12. In the event of the return of excess payroll deductions under Paragraphs 8(a) or 12(a), interest thereon, if any, shall be computed assuming that such excess comprises funds most recently deducted from the participant’s pay.

12.     STOCK.

        (a)     The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 150,000 shares of Common Stock, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17. If the total number of shares for which Options are exercised in accordance with Paragraph 8 exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to the participant as promptly as possible, with no interest on such balance unless otherwise determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant’s pay.

        (b)     The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

        (c)     Common Stock to be delivered to a participant under the Plan will be issued in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

13.     ADMINISTRATION.

        (a)     The Plan shall be administered by a committee consisting of one or more Board members appointed by the Board or, in the absence of such a committee, the entire Board (the committee so designated by the Board or, in the absence of such a committee, the entire Board, shall hereinafter be referred to as the “Committee”). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of the Committee. Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan, provided however that the Board may at any time amend or reverse any determination of the Committee. Such rules may include, without limitation, restrictions on the frequency of changes in withholding rates. All determinations, interpretations and constructions made by the Committee and approved by the Board with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee or the Board. No member of the Board or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

        (b)     If a Committee consisting of less than the entire Board is established, to the extent possible, such Committee shall consist of members of the Board who are not eligible to participate in the Plan; provided, however, that if a person who is eligible to participate in the Plan is designated to serve on the Committee, such Committee members shall not vote on any matter specifically affecting his or her own participation in the Plan. All Committee members shall serve, and may be removed, at the pleasure of the Board. For purposes of administration of the Plan, a majority of the members of the Committee shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

        (c)        The Committee may, but shall not be obligated to engage an agent to purchase shares on each purchase date and to perform custodial and record keeping functions for the Plan, such as holding record title to shares acquired by participants under the Plan, maintaining an individual account for each such Participant and providing periodic account status reports to such participants.

        (d)        The Committee shall have full discretionary authority to delegate ministerial functions to management of the Company.

14.     DESIGNATION OF BENEFICIARY.

A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Treasurer. Within 30 days after the participant’s death, the beneficiary may, as provided in Paragraph 10(d), elect to exercise the participant’s Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant’s death of a beneficiary validly designated by the participant under the Plan and upon notice of election of the validly designated beneficiary to exercise the participant’s Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may determine. No beneficiary shall prior to the death of the participant by whom he or she has been designated acquire any interest in the stock or cash credited to the participant’s account maintained by the Company under the Plan.

15.     TRANSFERABILITY.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16.     USE OF FUNDS.

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

17.     EFFECTS OF CHANGES OF COMMON STOCK.

In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation, consolidations, and the like, the aggregate number of and class of shares available under the Plan and Option Exercise Price per share shall be appropriately adjusted by the Board, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

18.     AMENDMENT OR TERMINATION.

        (a)     The Board may at any time, and from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions (“Rule 16b-3”), or (iii) under any applicable listing requirements, the Board may not effect such modification or amendment without such approval.

        (b)     The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his or her rights under an Option previously granted to him or her. With the consent of the participant affected, the Board of Directors may amend outstanding Options in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any Options previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and Rule 16b-3.

19.     NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Company’s Treasurer.

20.     MERGER OR CONSOLIDATION.

If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the automatic exercise of such Option under Paragraph 8(a) (unless previously withdrawn pursuant to Paragraph 10) for each share as to which such Option shall be exercised, the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board shall take such steps in connection with such merger or consolidation as the Board shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably practicable, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants’ accounts shall be returned to them, with no interest unless otherwise determined by the Committee prior to each Offering Commencement Date; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

21.     APPROVAL OF STOCKHOLDERS.

The Plan has been adopted by the Board, but all grants of options shall be conditioned upon the ratification and approval of the Plan by the stockholders of the Company within twelve months after the adoption of the Plan by the Board.

22.     REGISTRATION AND QUALIFICATION OF THE PLAN UNDER APPLICABLE SECURITIES LAWS AND GOVERNMENT REGULATIONS.

        (a)     Notwithstanding anything to the contrary herein (including Paragraphs 4 and 8 hereof), no Option shall be exercised (and no Offering shall terminate) until such time as the Company has qualified or registered the Common Stock which is subject to the Options under all applicable state and federal securities laws to the extent required by such laws. In the event the Common Stock shall not have been so qualified and registered prior the date an offering is scheduled to terminate, the Offering Termination Date shall be the date upon which the registration of the Common Stock and such other qualification shall have become effective; provided, however, that for purposes of Paragraph 6 of the Plan, payroll deductions shall cease on the date the Offering was originally scheduled to terminate. Nothing in this Section 22 shall be deemed as an undertaking, expressed or implied on behalf of the Company to take any action regarding the registration of the Common Stock. The Company may at any time, prior to actual registration, decide according to its sole discretion that the Common Stock shall not be registered or qualified and having decided so shall notify the participants and return any amount accrued due to deductions made under the Plan.

        (b)     Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Common Stock or certificates for Common Stock under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Common Stock is traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

        (c)     The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Common Stock. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

23.     NO RIGHT TO CONTINUED EMPLOYMENT.

        Neither the Plan nor any right granted under the Plan shall confer upon any participant any right to continuance of employment with the Company or any Subsidiary Corporation, or interfere in any way with the right of the Company or Subsidiary Corporation to terminate the employment of such participant.

24. TERM OF THE PLAN.

The Plan shall be effective as of March 20, 2003 and shall continue in effect until terminated as provided for in this Section 24. The Plan and all rights of Employees under any offering hereunder shall terminate on the earliest of:

(a) any time at the discretion of the Board of Directors;

(b) September 30, 2010.

Upon termination of this Plan, (i) all amounts accrued for the participants accounts shall be carried forward into the participant’s account under a successor plan, if any, or promptly refunded, and (ii) all certificates for the shares credited to a participant (if any) shall be forwarded to him or her.

Notwithstanding anything herein to the contrary, the adoption of the Plan is subject to the approval of the Plan by the Company’s shareholders in a manner consistent with the requirements of applicable law within one year following its date of adoption. If the Plan is not so approved by the shareholders, the Plan shall be immediately terminated, all amounts which have been retained by the Company pursuant to the terms of the plan shall be returned, without interest, to each participant.

25.     REPURCHASE OF SHARES.

        The Company shall not be required to repurchase from any participant any shares which such participant acquires under the Plan.

26.     COMMITTEE RULES FOR NON-U.S JURISDICTIONS.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions (including by way of limiting permissible amount of deduction), payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements, including by way of determination the shares of Common Stock so purchased shall be held for the benefit of the employee by a trustee for the time period prescribed by local law.

The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

EXHIBIT 5.1

[Letterhead of Gilead Sher, Brenner & Kadari]

March 20 2003

Nova Measuring Instruments Ltd.
Weizmann Scientific Park
P.O. Box 266
Rehovot 76100 Israel

Dear Sirs:

        We are acting as counsel to Nova Measuring Instruments Ltd., an Israeli corporation (the “Company”), in connection with the Registration Statement on Form S-8 with exhibits thereto (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder, relating to the registration of 150,000 ordinary shares (the “Ordinary Shares”), nominal value NIS 0.01 per share, of the Company. The Ordinary Shares may be issued by the Company pursuant to the Company’s Employee Stock Purchase Plan 1 (hereafter, the “Plan”).

        As such counsel, we have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have reviewed such corporate records and other documents as we have deemed proper and necessary as a basis for rendering this opinion. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for rendering this opinion.

        Based upon, and subject to, the foregoing, we are of the opinion that the Ordinary Shares are duly authorized and, when issued and sold by the Companyin accordance with the terms of the Plan against payment of the exercise price therefor and subject to the payment of Israeli stamp tax upon the issuance thereof, will be, assuming no change in the applicable law or pertinent facts, legally issued, fully paid and non-assessable.

        We are members of the Israeli Bar, and the opinion expressed herein is limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever in respect of matters governed by the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Gilead Sher, Brenner & Kadari

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Nova Measuring Instruments Ltd.:

We consent to the incorporation by reference of our report dated February 27, 2002, included in Nova’s Annual Report on Form 20-F for the fiscal year ended December 31, 2001, into this Registration Statement relating to the Nova Measuring Instruments Ltd. Employee Stock Purchase Plan 1.

/s/ Brightman Almagor & Co. BRIGHTMAN ALMAGOR & CO.

Tel Aviv, Israel
March 20 2003